Exhibit 99.1

FOR RELEASE, Tuesday, September 20, 2016	For Further Information:
1:05 p.m. Pacific Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com
KB HOME REPORTS 2016 THIRD QUARTER RESULTS
Diluted Earnings Per Share Rises 83% to $.42
Net Orders Increase 16% to 2,508; Net Order Value Up 20% to $930 Million
LOS ANGELES (September 20, 2016) — KB Home (NYSE: KBH) today reported results for its third quarter ended August 31, 2016.
“We are very pleased with our third quarter results, as we continued our trajectory of solid earnings performance for the year,” said Jeffrey Mezger, chairman, president and chief executive officer. “Our execution on our core strategies was the primary catalyst for our double-digit growth in deliveries and housing revenues, and our significantly improved operating income margin, all of which helped drive an 83% increase in earnings per share. Moving forward, we intend to maintain our balanced approach centered on expanding our revenues and operating income margin, while sharpening our focus on increasing our asset efficiency in order to generate higher returns on invested capital.”
“Housing market conditions remain healthy, with positive employment, higher household income and economic trends supporting steady consumer demand amid constrained supply,” said Mezger. “In this environment, we believe we have the strategies in place to strengthen and leverage our growth platform to expand our business and increase market share across our current geographic footprint.”
Three Months Ended August 31, 2016 (comparisons on a year-over-year basis)

•	Total revenues of $913.3 million increased 8%, with housing revenues up 14%.

◦	There were no revenues from land sales, compared to $41.6 million.

•	Deliveries grew 11% to 2,487 homes, reflecting double-digit increases in the Company’s West Coast and Central regions.

•	Average selling price increased 2% to $365,900.

•	Housing gross profit margin increased 20 basis points to 16.4%.

◦	Excluding inventory-related charges of $3.1 million, housing gross profit margin rose to 16.8%.

◦	Adjusted housing gross profit margin, which excludes the amortization of previously capitalized interest and inventory-related charges, improved 10 basis points to 21.2%.

•	Selling, general and administrative expenses improved 110 basis points to 10.8% of housing revenues.

•	Homebuilding operating income increased 43% to $51.5 million.

◦
Homebuilding operating income margin improved 140 basis points to 5.7%. Excluding inventory-related charges and prior year land sale results, homebuilding operating income margin rose 120 basis points to 6.0%.

•	All interest incurred was capitalized, resulting in no interest expense as compared to $4.4 million of interest expense.

•	Financial services pretax income decreased 11% to $2.4 million.

◦
The Company and Nationstar Mortgage LLC have begun the process of winding down their mortgage banking joint venture, Home Community Mortgage, LLC, and transferring Home Community Mortgage’s assets and operations to Stearns Lending, LLC. Currently, Stearns Lending is offering mortgage banking services to the Company’s homebuyers, and the Company and Stearns Lending are working to establish a new relationship.

•	Pretax income increased 57% to $53.5 million.

•	Income tax expense of $14.1 million was favorably impacted by $6.7 million of federal energy tax credits earned from building energy-efficient homes and represented an effective tax rate of 26.4%.

◦	Income tax expense for the three months ended August 31, 2015 included the favorable impact of $2.5 million of federal energy tax credits, which resulted in an effective income tax rate of 31.5%.

•	Net income rose 69% to $39.4 million and earnings per diluted share increased 83% to $.42.
Nine Months Ended August 31, 2016 (comparisons on a year-over-year basis)

•	Total revenues increased 17% to $2.40 billion.

◦	Land sale revenues totaled $4.2 million, compared to $110.5 million.

•	Housing revenues grew 24% to $2.39 billion.

•	Deliveries rose 21% to 6,769 homes.

•	Average selling price increased 3% to $353,100.

•	Homebuilding operating income rose 41% to $96.4 million.

•	Net income increased 68% to $68.1 million and earnings per diluted share advanced to $.72 from $.42.
Backlog and Net Orders (comparisons on a year-over-year basis)

•	Ending backlog value grew 17% to $1.85 billion, reflecting increases in all of the Company’s regions.

•	Homes in backlog rose 12% to 5,226.

•	Net order value for the quarter grew 20% to $929.6 million.

•	Net orders for the quarter increased 16% to 2,508.

•	The cancellation rate as a percentage of beginning backlog for the quarter improved to 19% from 20%, and as a percentage of gross orders improved to 29% from 30%.

•	Average community count for the quarter decreased 9% to 235.

Balance Sheet (as of August 31, 2016)

•	Cash, cash equivalents and restricted cash totaled $335.3 million.

•	Inventories totaled $3.60 billion, with investments in land acquisition and development totaling $1.06 billion for the nine months ended August 31, 2016.

•	Lots owned or controlled totaled 46,636, of which 81% were owned.

•	There were no cash borrowings outstanding under the unsecured revolving credit facility.

•
Average diluted shares outstanding for the quarter were reduced 7% from the year-earlier quarter to 95.2 million, reflecting repurchases of nearly 8.4 million shares of common stock during the 2016 first quarter at a total cost of $85.9 million. No shares were repurchased in the 2016 second or third quarters.

Earnings Conference Call
The conference call to discuss the Company’s third quarter 2016 earnings will be broadcast live TODAY at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. To listen, please go to the Investor Relations section of the Company’s website at www.kbhome.com.
About KB Home
KB Home (NYSE: KBH) is one of the largest and most recognized homebuilders in the United States and an industry leader in sustainability, building innovative and highly energy- and water-efficient new homes. Founded in 1957 and the first homebuilder listed on the New York Stock Exchange, the Company has built nearly 600,000 homes for families from coast to coast. Distinguished by its personalized homebuilding approach, KB Home lets each buyer choose their lot location, floor plan, décor choices, design features and other special touches that matter most to them. To learn more about KB Home, call 888-KB-HOMES, visit www.kbhome.com or connect on Facebook.com/KBHome or Twitter.com/KBHome.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors, including the severe prolonged drought and related water-constrained conditions in the southwest United States and California; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning (including our plans to transition out of the Metro Washington, D.C. area), gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement strategic and operational initiatives that will enable us to expand revenues and our operating income margin, increase our asset efficiency and generate higher returns on invested capital; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; completing the wind-down of Home Community Mortgage as planned, and the management of its assets and operations during the wind-down process; whether we can establish a joint venture or other relationship with a mortgage banking services provider; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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(Tables Follow)
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KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months and Three Months Ended August 31, 2016 and 2015
(In Thousands, Except Per Share Amounts — Unaudited)

	Nine Months Ended August 31,		Three Months Ended August 31,
	2016	2015	2016	2015
Total revenues	$2,402,704	$2,046,247	$913,283	$843,157
Homebuilding:
Revenues	$2,394,315	$2,038,896	$910,111	$840,204
Costs and expenses	(2,297,908)	(1,970,654)	(858,634)	(804,222)
Operating income	96,407	68,242	51,477	35,982
Interest income	395	342	109	87
Interest expense	(5,667)	(17,850)	—	(4,394)
Equity in loss of unconsolidated joint ventures	(1,964)	(1,180)	(536)	(422)
Homebuilding pretax income	89,171	49,554	51,050	31,253
Financial services:
Revenues	8,389	7,351	3,172	2,953
Expenses	(2,621)	(2,802)	(891)	(910)
Equity in income (loss) of unconsolidated joint ventures	(652)	3,023	132	658
Financial services pretax income	5,116	7,572	2,413	2,701
Total pretax income	94,287	57,126	53,463	33,954
Income tax expense	(26,200)	(16,500)	(14,100)	(10,700)
Net income	$68,087	$40,626	$39,363	$23,254
Earnings per share:
Basic	$.79	$.44	$.46	$.25
Diluted	$.72	$.42	$.42	$.23
Weighted average shares outstanding:
Basic	85,952	92,005	84,457	92,065
Diluted	96,437	101,605	95,203	101,874

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands — Unaudited)

	August 31, 2016	November 30, 2015
Assets
Homebuilding:
Cash and cash equivalents	$334,669	$559,042
Restricted cash	602	9,344
Receivables	149,219	152,682
Inventories	3,597,673	3,313,747
Investments in unconsolidated joint ventures	61,526	71,558
Deferred tax assets, net	756,596	782,196
Other assets	113,341	112,774
	5,013,626	5,001,343
Financial services	14,135	14,028
Total assets	$5,027,761	$5,015,371

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$195,785	$183,770
Accrued expenses and other liabilities	471,295	513,414
Notes payable	2,674,795	2,625,536
	3,341,875	3,322,720
Financial services	3,436	1,817
Stockholders’ equity	1,682,450	1,690,834
Total liabilities and stockholders’ equity	$5,027,761	$5,015,371

KB HOME
SUPPLEMENTAL INFORMATION
For the Nine Months and Three Months Ended August 31, 2016 and 2015
(In Thousands, Except Average Selling Price — Unaudited)

	Nine Months Ended August 31,		Three Months Ended August 31,
	2016	2015	2016	2015
Homebuilding revenues:
Housing	$2,390,165	$1,928,395	$910,111	$798,633
Land	4,150	110,501	—	41,571
Total	$2,394,315	$2,038,896	$910,111	$840,204

Homebuilding costs and expenses:
Construction and land costs
Housing	$2,007,621	$1,622,530	$760,490	$668,871
Land	10,401	103,446	—	40,277
Subtotal	2,018,022	1,725,976	760,490	709,148
Selling, general and administrative expenses	279,886	244,678	98,144	95,074
Total	$2,297,908	$1,970,654	$858,634	$804,222

Interest expense:
Interest incurred	$138,994	$140,789	$46,485	$46,587
Interest capitalized	(133,327)	(122,939)	(46,485)	(42,193)
Total	$5,667	$17,850	$—	$4,394

Other information:
Depreciation and amortization	$8,431	$8,413	$2,829	$2,853
Amortization of previously capitalized interest	106,663	99,488	40,424	51,752

Average selling price:
West Coast	$572,100	$571,500	$583,300	$579,800
Southwest	286,400	279,500	287,800	285,200
Central	265,900	244,600	272,100	256,000
Southeast	279,700	278,100	287,600	287,300
Total	$353,100	$343,400	$365,900	$357,200

KB HOME SUPPLEMENTAL INFORMATION For the Nine Months and Three Months Ended August 31, 2016 and 2015 (Dollars in Thousands — Unaudited)

	Nine Months Ended August 31,		Three Months Ended August 31,
	2016	2015	2016	2015
Homes delivered:
West Coast	1,799	1,498	710	625
Southwest	1,111	888	369	372
Central	2,647	2,212	976	822
Southeast	1,212	1,018	432	417
Total	6,769	5,616	2,487	2,236

Net orders:
West Coast	2,325	1,886	775	564
Southwest	1,337	1,305	437	384
Central	3,042	2,864	931	818
Southeast	1,325	1,316	365	401
Total	8,029	7,371	2,508	2,167

Net order value:
West Coast	$1,346,091	$1,088,175	$435,598	$331,864
Southwest	385,501	368,394	122,876	110,181
Central	845,164	758,592	263,707	223,168
Southeast	380,509	364,169	107,408	108,075
Total	$2,957,265	$2,579,330	$929,589	$773,288

	August 31, 2016		August 31, 2015
	Backlog Homes	Backlog Value	Backlog Homes	Backlog Value
Backlog data:
West Coast	1,264	$724,795	981	$586,862
Southwest	831	234,736	741	204,802
Central	2,237	636,234	2,141	571,433
Southeast	894	252,815	801	222,381
Total	5,226	$1,848,580	4,664	$1,585,478

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
For the Nine Months and Three Months Ended August 31, 2016 and 2015
(In Thousands, Except Percentages — Unaudited)
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, both of which are not calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because the adjusted housing gross profit margin and the ratio of net debt to capital are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, therefore, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Nine Months Ended August 31,		Three Months Ended August 31,
	2016	2015	2016	2015
Housing revenues	$2,390,165	$1,928,395	$910,111	$798,633
Housing construction and land costs	(2,007,621)	(1,622,530)	(760,490)	(668,871)
Housing gross profits	382,544	305,865	149,621	129,762
Add: Amortization of previously capitalized interest (a)	106,181	83,050	40,424	35,314
Inventory-related charges (b)	10,615	4,516	3,052	3,532
Adjusted housing gross profits	$499,340	$393,431	$193,097	$168,608
Housing gross profit margin as a percentage of housing revenues	16.0%	15.9%	16.4%	16.2%
Adjusted housing gross profit margin as a percentage of housing revenues	20.9%	20.4%	21.2%	21.1%

(a)	Represents the amortization of previously capitalized interest associated with housing operations.

(b)	Represents inventory impairment and land option contract abandonment charges associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) amortization of previously capitalized interest associated with housing operations and (2) housing inventory impairment and land option contract abandonment charges recorded during a given period, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that the amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages — Unaudited)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	August 31, 2016	November 30, 2015
Notes payable	$2,674,795	$2,625,536
Stockholders’ equity	1,682,450	1,690,834
Total capital	$4,357,245	$4,316,370
Ratio of debt to capital	61.4%	60.8%

Notes payable	$2,674,795	$2,625,536
Less: Cash and cash equivalents and restricted cash	(335,271)	(568,386)
Net debt	2,339,524	2,057,150
Stockholders’ equity	1,682,450	1,690,834
Total capital	$4,021,974	$3,747,984
Ratio of net debt to capital	58.2%	54.9%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents and restricted cash, by capital (notes payable, net of homebuilding cash and cash equivalents and restricted cash, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.